DRAFT 5/22/96

                                WARRANT AGREEMENT

         Agreement made as of ___________ __, 1996, between AmerTranz Worldwide Holding Corp. a Delaware corporation with offices at 2001 Marcus Avenue, Lake Success, New York, 11042 ("Company"), and American Stock Transfer & Trust Company, a ___________ corporation, with offices at 40 Wall Street, 46th Floor, New York, New York 10005 ("Warrant Agent").

         WHEREAS, the Company is engaged in a public offering of Common Stock and Warrants ("Public Offering") and in connection therewith, has determined to issue and deliver up to (i) 3,325,000 Redeemable Common Stock Purchase Warrants ("Public Warrants") to the public investors which includes 1,312,500 Warrants ("Bridge Warrants") issuable to certain investors in the Company's May and February 1996 bridge financings ("Bridge Financings") and (ii) 175,000 Warrants to GKN Securities Corp. ("Underwriter" or its designees ("Underwriter's Warrants") and together with the Public Warrants, the "Warrant(s)"), each of such Warrants evidencing the right of the holder thereof to purchase one share of common stock, $.01 par value per share, of the Company's Common Stock ("Common Stock") for $6.00; and

         WHEREAS, the Company has filed with the Securities and Exchange Commission a Registration Statement, No. 333-03613 on Form S-1 ("Registration Statement") for the registration, under the Securities Act of 1933, as amended, of, among others, the Warrants and the Common Stock issuable upon exercise of the Warrants; and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants; and

         WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

         WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

         Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

         Warrants.

                  Form of Warrant. Each Warrant certificate shall be issued in registered form only, shall be in substantially the form of Exhibit A hereto the provisions of which are incorporated herein and shall be signed by, or bear the facsimile signature of, the Chairman of the Board or President and Secretary or Assistant Secretary of the Company and shall bear a facsimile of the Company's seal. In the event the person whose facsimile signature has been placed upon any Warrant


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certificate  shall have  ceased to be  Chairman  of the Board or  President  and
Secretary or Assistant Secretary of the Company before such Warrant certificate is issued, it may be issued with the same effect as if he had not ceased to be such at the date of issuance. The Warrants represented by a Warrant certificate may not be exercised until such certificate has been countersigned by the Warrant Agent as provided in Section 2.3 hereof.

                  Effect of Countersignature. Unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant certificate shall be invalid and of no effect.

                  Events  for   Countersignature.   The   Warrant   Agent  shall
countersign a Warrant certificate only upon the occurrence of either of the following events:

     if the Warrant certificate is to be issued in exchange or substitution for one or more previously countersigned Warrant certificates, as hereinafter provided, or if the Company instructs the Warrant Agent to do so.

                  Registration.

     Warrant Register. The Warrant Agent shall maintain books ("Warrant Register"), for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

     Registered Holder. Prior to due presentment for registration of transfer of any Warrant certificate, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant certificate shall be registered upon the Warrant Register ("registered holder"), as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                  Detachability of Warrants. The Warrant Agent understands that until the completion of the Public Offering, the Warrants may only be purchased and sold together with the Common Stock and, upon completion of the Public Offering, are immediately separately transferrable.

         Terms and Exercise of Warrants

                  Warrant Price. Each Warrant certificate shall, when countersigned by the Warrant Agent, entitle the registered holder thereof, subject to the provisions of such Warrant certificate and of this Warrant Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of $6.00 per whole share, subject to the adjustments provided in Section 4 hereof. The term "Warrant Price" as used in this Warrant Agreement refers to the price per share at which Common Stock may be purchased at the time a Warrant is exercised.

                  Duration of Warrants. A Warrant may be exercised only during the period ("Exercise Period") commencing on June ___, 1997, and terminating on the earlier of June __, 2001 or the date fixed for redemption of the Warrant as provided in Section 6 of this Agreement ("Expiration



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Date"). Each Warrant not exercised on or before its expiration date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on its Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date.

                  Exercise of Warrants.

     Payment. A Warrant, when countersigned by the Warrant Agent, may be exercised by the registered holder thereof by surrendering the certificate representing such Warrant, at the office of the Warrant Agent, or at the office of its successor as Warrant Agent, in the Borough of Manhattan, City and State of New York, with the subscription form, as set forth on the Warrant certificate and in substantially the form of Exhibit A hereto, duly executed, and by paying in full, in lawful money of the United States, in cash, good certified check or bank draft payable to the order of the Company, the Warrant Price for each full share of Common Stock as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Common Stock, and the issuance of the Common Stock. Upon receipt of the warrant subscription form and the funds for the exercise of the Warrant, the Warrant Agent will promptly deliver to the holder a letter acknowledging receipt of the same, accompanied by a current prospectus relating to the exercise of the Company's Warrants ("Warrant Exercise Prospectus"), and stating that the holder has one (1) business day to review the prospectus and confirm or rescind the exercise. Lack of further communication from the Warrant holder shall be deemed a confirmation and the Warrant Agent shall thereafter promptly effect the exercise of the Warrant in accordance with this Section 3.3.1. The Company hereby covenants to supply to the Warrant Agent not less than once every fiscal quarter an adequate supply of current Warrant Exercise Prospectuses and the Warrant Agent may assume that the most recently delivered Warrant Exercise Prospectus is current, unless notified to the contrary by the Company.

     Issuance of Certificates. As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Warrant Price, the Company shall issue to the registered holder of such Warrant a certificate or certificates for the number of full shares of Common Stock to which he is entitled, registered in such name or names as may be directed by him, and if such Warrant shall not have been exercised in full, a new countersigned Warrant certificate for the number of shares as to which such Warrant shall not have been exercised. Notwithstanding the foregoing, the Company shall not be obligated to deliver any securities pursuant to the exercise of a Warrant unless a registration statement under the Securities Act of 1933 with respect to the securities is effective and delivery of a Prospectus. Warrants may not be exercised by, or securities issued to, any registered holder in any state in which such exercise would be unlawful.

     Valid Issuance. All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued.

     Date of Issuance. Each person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant certificate was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company



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are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

                  Warrant Solicitation and Warrant Solicitation Fee.

                    Engagement. The Company has engaged the Underwriter, on a non-exclusive basis, as its agent for the solicitation of the exercise of the Warrants. The Underwriter hereby accepts such engagement to solicit the exercise of the Warrants at such times, and from time to time, that the Company or the Underwriter may deem appropriate. The Company, at its cost, will (i) assist the

Underwriter with respect to such solicitation, if requested by the Underwriter and (ii) provide the Underwriter, and direct the Company's transfer and warrant agent to deliver to the Underwriter, lists of the record, and to the extent known, beneficial owners of the Company's Warrants. Accordingly, the Company hereby instructs the Warrant Agent to cooperate with the Underwriter in every respect in connection with the Underwriter's solicitation activities, including, but not limited to, providing to the Underwriter, at the Company's cost, a list of record and beneficial holders of the Warrants and circulating a prospectus or offering circular disclosing the compensation arrangements referenced in Section
3.4.2 hereinbelow to holders of the Warrants at the time of exercise of the Warrants. In addition to the conditions set forth in Section 3.4.2 hereinbelow, the Underwriter shall only accept payment of the warrant solicitation fee provided in Section 3.4.2 if it has provided bona fide services to the Company in connection with the exercise of the Warrants. In addition to soliciting, either orally or in writing, the exercise of Warrants by a Warrant holder, such services may also include disseminating information, either orally or in writing, to Warrant holders about the Company or the market for the Company's securities, or assisting in the processing of the exercise of Warrants.

                   Warrant Agent Exercise Notice and Payment. In each instance in which a Warrant is exercised, the Warrant Agent shall promptly give written notice of such exercise to the Company and the Underwriter ("Warrant Agent's Exercise Notice"). If, upon the exercise of any Warrant more than one year from the Effective Date, (i) the market price of the Company's Common Stock is greater than the Warrant Price, (ii) disclosure of compensation arrangements was made both at the time of the original offering and at the time of exercise (by delivery of the Prospectus or as otherwise required by applicable law, rule or regulation), (iii) the exercise of the Warrant was solicited by the Underwriter,
(iv) the Warrant was not held in a discretionary account, and (v) the solicitation of the exercise of the Warrant was not in violation of Rule 10b-6 (as such rule or any successor rule may be in effect as of such time of exercise) promulgated under the Securities Exchange Act of 1934, then the Warrant Agent, simultaneously with the distribution of proceeds to the Company received upon exercise of the Warrant(s) so exercised, shall, on behalf of the Company, pay from the proceeds received upon exercise of the Warrant(s), a fee of 5% of the Warrant Price to the Underwriter, provided that the Underwriter delivers to the Warrant Agent within ten (10) business days from the date on which the Underwriter has received the Warrant Agent's Exercise Notice, a certificate that the conditions set forth in the preceding clauses (iii), (iv) and (v) have been satisfied. The Underwriter and the Company may at any time during business hours, examine the records of the Warrant Agent, including its ledger of original Warrant certificates returned to the Warrant Agent upon exercise of Warrants.

     Consent of  Underwriter.  The  provisions  of this  Section 3.4. may not be
modified,   amended  or  deleted  without  the  prior  written  consent  of  the
Underwriter.

     Underwriter's Warrants. The Underwriter's Warrants shall have the same terms as the Public Warrants.


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




         Adjustments.

                  Stock Dividends - Split-Ups. If after the date hereof, and subject to the provisions of Section 4.5 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares and the then applicable Warrant Price shall be correspondingly decreased.

                  Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 4.5, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, upon the effective date of such consolidation, combination or reclassification, the number of shares issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares and the then applicable Warrant Price shall be correspondingly increased.

                  Replacement of Securities Upon Reorganization, etc. If after the date hereof any capital reorganization or reclassification of the Common Stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation or other similar event shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, or sale, lawful and fair provision shall be made whereby the Warrant holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, such shares of stock, securities, or assets as may be issued or payable with respect to or in exchange for the number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented by the Warrants, had such reorganization, reclassification, consolidation, merger, or sale not taken place and in such event appropriate provision shall be made with respect to the rights and interests of the Warrant holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Price and of the number of shares purchasable upon the exercise of the Warrants) shall thereafter be applicable, as nearly as may be in relation to any share of stock, securities, or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing such assets, shall assume by written instrument executed and delivered to the Warrant Agent the obligation to deliver to the Warrant holders such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase.


                  Notices of Changes in Warrant. Upon every adjustment of the Warrant Price or the number of shares issuable on exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1., 4.2., or 4.3., then, in any such event, the Company shall give written notice in the manner set forth above of the record date for such dividend, distribution, or subscription rights, or the effective date of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or issuance. Such notice shall also specify the date as of which the holders of Common Stock of



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



record shall participate in such dividend, distribution, or subscription rights, or shall be entitled to exchange their Common Stock for stock, securities, or other assets deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or issuance. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

                  No Fractional Shares. Notwithstanding any provision contained in this Warrant Agreement to the contrary, the Company shall not issue fractional shares upon exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 4, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the number of shares of Common Stock to be received shall be rounded off to the nearest whole number.

                  Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement. However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

         Transfer and Exchange of Warrants.

                  Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant
Register, upon surrender of a Warrant certificate for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant certificate representing an equal aggregate number of Warrants shall be issued and the old Warrant certificate shall be canceled by the Warrant Agent. The Warrant certificate so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

                  Procedure for Surrender of Warrants. Warrant certificates may be surrendered to the Warrant Agent, together with a written request for exchange, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrant certificates as requested by the registered holder of the Warrant certificates so surrendered, representing an equal aggregate number of Warrants; provided, however, that in the event that a Warrant certificate surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant certificate and issue new Warrant certificates in exchange therefor until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrant certificates must also bear a restrictive legend.

                  Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a warrant certificate for a fraction of a warrant. The number of Warrants to be delivered shall be rounded off to the nearest whole number.

     Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.



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



                  Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions hereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant certificates duly executed on behalf of the Company for such purpose.

         Redemption.

                  Redemption. The Warrants may be redeemed, at the option of the Company, as a whole at any time or in part from time to time, after they become exercisable and prior to the Expiration Date, on a pro rata basis as the Company in its sole discretion may determine, at the office of the Warrant Agent, upon the notice referred to in Section 6.2., at the price of $.01 per Warrant ("Redemption Price"), provided that (a) the last sale price of the Common Stock has been at least $10.00 on each of the twenty (20) consecutive trading days ending on the third business day prior to the date on which notice of redemption is given, the satisfaction of which condition shall be certified by the Company and (b) the Company has obtained the prior written consent of the Underwriter. The provisions of this Section 6.1 may not be modified, amended or deleted without the prior written consent of the Underwriter.


                  Date Fixed for, and Notice of, Redemption. In the event the Company shall elect to redeem all or any part of the Warrants, the Company shall fix a date for the redemption. Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company or the Company's agent at its direction not less than 30 days from the date fixed for redemption to the registered holders of the Warrants to be redeemed at their last address as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the registered holder received such notice.

                  Exercise After Notice of Redemption. The Warrants may be exercised in accordance with Section 3 of this Agreement at any time after notice of redemption shall have been given by the Company pursuant to Section
6.2. hereof and prior to the date fixed for redemption. On and after the redemption date, the record holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the redemption price.

         Other Provisions Relating to Rights of Holders of Warrants.

                  No Rights as Stockholder. A Warrant does not entitle the registered holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

                  Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant certificate is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant certificate, include the surrender thereof), issue a new Warrant certificate of like denomination, tenor, and date as the Warrant certificate so lost, stolen, mutilated, or destroyed. Any such new Warrant certificate shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant certificate shall be at any time enforceable by anyone.




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



                  Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

                  Registration of Common Stock. During the time when (i) a Warrant Exercise Prospectus is required to be delivered under the Act and until such time as the Warrants are no longer exercisable ("Termination Date") so far as necessary to permit the continuance of exercise of the Warrants; and (ii) a Resale Prospectus is required to be delivered under the Act so far as necessary to permit the resale of the Bridge Warrants, the Company will use its best efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, in accordance with the provisions hereof, the Prospectus and the Subscription Agreement between the Company and each investor in the Bridge Financings, which requires the Company to keep the Registration Statement effective until the Termination Date. If at any time when a Warrant Exercise Prospectus or Resale Prospectus relating to the Bridge Warrants or the Underwriter's Warrants is required to be delivered under the Act and, in any event, until the Termination Date, any event shall have occurred as a result of which, in the opinion of counsel for the Company, such Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Transfer Agent promptly and prepare and file with the Commission an appropriate amendment or supplement in accordance with Section 10 of the Act.

         Concerning the Warrant Agent and Other Matters.

                  Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares.

                  Resignation, Consolidation, or Merger of Warrant Agent.

     Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities (other than those incurred prior to such resignation or discharge) hereunder after giving sixty (60) days' notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by a holder of Warrants (who shall, with such notice, submit his Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized, existing and in good standing and authorized under the laws of the state in which it was incorporated to exercise corporate trust powers, shall maintain an office in the Borough of Manhattan, City and State of New York for the transfer of the Warrants and, if not incorporated in the State of New York, shall be authorized to do business in the State of New York as a foreign corporation, and subject to supervision or examination by federal or state

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authority  and shall be  authorized  to serve as Warrant  Agent for the Warrants under the Securities Exchange Act of 1934, as amended. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, exe-

cute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

     Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

     Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, if it shall be eligible to serve as Warrant Agent under
Section 8.2.1, shall be the successor Warrant Agent under this Agreement without any further act.

                  Fees and Expenses of Warrant Agent.

     Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

     Further Assurances. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

                  Liability of Warrant Agent.

     Reliance on Company Statement. Whenever in the performance of its duties under this Warrant Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the President of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

     Indemnity. The Warrant Agent shall be liable hereunder only for its own negligence or willful misconduct. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's negligence, willful misconduct, or bad faith.

     Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of Section 4. hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any shares of Common Stock will when issued be valid and fully paid and nonassessable.

                  Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of shares of the Company's Common Stock through the exercise of Warrants.

         Miscellaneous Provisions.

                  Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

                  Notices. Any notice, statement or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or by the Company or to the Warrant Agent shall be sufficiently given or made if sent by certified mail, or private courier service, postage prepaid, addressed (until another address is filed in writing with the Warrant Agent), as follows:




To the Company:   AmerTranz Worldwide Holding Corp.
                                    2001 Marcus Avenue
                                    Lake Success, New York 11042
                                    Telephone: (516) 326-9000
                                    Telefax:      (516) 326-2248
                                    Att: Mr. Stuart Hettleman
                                    President and Chief Executive Officer

With a copy to:   Ferber Greilsheimer Chan & Essner
                                    530 Fifth Avenue, 23rd Floor
                                    New York, New York 10036
                                    Telephone: (212) 944-2200
                                    Telefax:      (212) 944-7630
                                    Att: David I.  Ferber, Esq.

To the Warrant Agent: American Stock Transfer & Trust Company
                                    40 Wall Street, 46th Floor
                                    New York, New York 10005

To GKN:                    GKN Securities Corp.
                                    61 Broadway
                                    New York, New York 10006
                                    Telephone: (212) 509-3800
                                    Telefax:      (212) 425-5861
                                    Att: David M.  Nussbaum
                                           Chairman

With a copy to:   Graubard Mollen & Miller
                                    600 Third Avenue
                                    New York, New York 10016
                                    Telephone: (212) 818-8800
                                    Telefax:      (212) 818-8881
                                    Att: David Alan Miller, Esq.


                  Applicable law; Jurisdiction. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the law of the State of New York, without giving effect to principles of conflicts of law. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and

irrevocably   submits,  to  such  jurisdiction,   which  jurisdiction  shall  be
exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.2 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

                  Persons Having Rights Under This Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the Warrants and, for the purposes of Sections 3.4, 6.1 through 6.3 and 7.4 hereof, the Underwriter, any right, remedy, or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. Underwriter shall be deemed to be a third-party beneficiary of this Agreement with respect to such Sections. All covenants, conditions, stipulations, promises, and agreements contained in this Warrant Agreement shall be for the sole and exclusive benefit of the parties hereto (and the Underwriter to the extent set forth above) and their successors and assigns and of the registered holders of the Warrants.

                  Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the registered holder of any Warrant. The Warrant Agent may require any such holder to submit his or her Warrant for inspection by it.

                  Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  Effect of Headings. The Section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto under their respective corporate seals as of the day and year first above written.


Attest:                                  AMERTRANZ WORLDWIDE HOLDING CORP.



                                        By:
Name:                                   Name:
Title:                                  Title:



                                       AMERICAN STOCK TRANSFER & TRUST
Attest:                                COMPANY



                                       By:
Name:                                  Name:
Title:                                 Title:



With respect to Sections 3.4, 6.1 and 7.4 only:

GKN SECURITIES CORP.



By: _________________________
      Name:
      Title:

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